Exhibit 4.17

First Registration Rights Agreement Joinder

April 1, 2015

Each of the undersigned hereby agrees as Issuer or Guarantor (each as defined in the Registration Rights Agreement (the “Registration Rights Agreement”), dated as of October 27, 2014, among Dynegy Finance I, Inc., a Delaware corporation, Dynegy Finance II, Inc., a Delaware corporation and Morgan Stanley & Co. LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, RBC Capital Markets, LLC and UBS Securities LLC, as representatives of the several Initial Purchasers listed on Schedule I thereto), as applicable, to be bound by the terms and provisions attributable to an Issuer or a Guarantor, as applicable, of the Registration Rights Agreement and to assume and be bound to perform all obligations of an Issuer or a Guarantor, as applicable, thereunder.  By executing and delivering this First Registration Rights Agreement Joinder, each of the undersigned hereby becomes a party to the Registration Rights Agreement as an Issuer or a Guarantor (in each case, as indicated in the signature pages hereto), as applicable, thereunder.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned has executed this counterpart as of the date first set forth above.

Dynegy Inc., as an Issuer

By:	/s/ Robert C. Flexon
	Name:	Robert C. Flexon
	Title:	President & Chief Executive Officer

Dynegy Energy Services, LLC, as a Guarantor

By:	/s/ Robert C. Flexon
	Name:	Robert C. Flexon
	Title:	Chief Executive Officer

Blue Ridge Generation LLC
Black Mountain Cogen, Inc.
Casco Bay Energy Company, LLC
Dynegy Administrative Services Company
Dynegy Coal Holdco, LLC
Dynegy Coal Investments Holdings, LLC
Dynegy Coal Trading & Transportation, L.L.C.
Dynegy Equipment, LLC
Dynegy GasCo Holdings, LLC
Dynegy Gas Holdco, LLC
Dynegy Gas Imports, LLC
Dynegy Gas Investments, LLC
Dynegy Gas Investments Holdings, LLC
Dynegy Global Liquids, Inc.
Dynegy Kendall Energy, LLC
Dynegy Marketing and Trade, LLC
Dynegy Midwest Generation, LLC
Dynegy Morro Bay, LLC
Dynegy Moss Landing, LLC
Dynegy Oakland, LLC
Dynegy Operating Company
Dynegy Power, LLC
Dynegy Power Generation Inc.
Dynegy Power Marketing, LLC
Dynegy South Bay, LLC
Havana Dock Enterprises, LLC
Illinova Corporation
Ontelaunee Power Operating Company, LLC
Sithe Energies, Inc.
Sithe/Independence LLC, as Guarantors

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President & Chief Executive Officer

EquiPower Resources Corp.
Dynegy Resource II, LLC
Dynegy Resource III, LLC
Dynegy Resources Holdco I, LLC
Dynegy Resources Holdco II, LLC
Dynegy Resources Generating Holdco, LLC
Richland Generation Expansion LLC,
Milford Power Company, LLC
Lake Road Holdings GP, LLC
Lake Road Holdings LP, LLC
Lake Road Generating Company, L.P.
RSG Power, LLC
Richland-Stryker Generation LLC
Dynegy Resources Management, LLC
Dighton Power, LLC
Masspower Holdco, LLC
Masspower Partners I, LLC
Masspower Partners II, LLC
MASSPOWER
Liberty Electric Generation Holdings, LLC
LEP Holdings, LLC
Liberty Electric PA 2, LLC
Liberty Electric Power, LLC
Tomcat Power, LLC
Kincaid Holdings, LLC
Kincaid Generation, L.L.C.
Kincaid Energy Services Company, LLC
Elwood Expansion Holdings, LLC
Elwood Energy Holdings, LLC
Elwood Services Company, LLC
Elwood Energy Holdings II, LLC
Brayton Point Holdings, LLC
ECP II-B (Brayton Point IP) Corp
ECP II-C (Brayton Point IP) Corp, as Guarantors

By:	/s/ Robert C. Flexon
Name:	Robert C. Flexon
Title:	President & Chief Executive Officer